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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES:

     Network Appliance Ltd. (U.K.)
     Network Appliance SARL (France)
     Network Appliance Srl. (Italy)
     Network Appliance GmbH (Germany)
     Network Appliance FSC Incorporated
     Network Appliance KK (Japan)
     Network Appliance Ltd. (Ireland)
     Network Appliance GmbH (Switzerland)
     Network Appliance BV (Netherlands)
     Network Appliance GesmbH (Austria)
     Network Appliance SL (Spain)
     Network Appliance Global Ltd. (Bermuda)
     Network Appliance Denmark ApS
     Network Appliance (Australia) Pty Ltd
     Network Appliance Mexico S de RL de CV
     Network Appliance Singapore Private Ltd.
     Network Appliance (Malaysia) Sdn Bhd
     Network Appliance Systems (India) Private Ltd.
     Network Appliance Argentina
     Network Appliance (Brasil) Ltda.
     Network Appliance Canada Ltd.
     Network Appliance (Belgium) BVBA
     Network Appliance Israel Ltd.
     Network Appliance Poland Sp. z.o.o.
     Network Appliance Federal Systems, Inc.